Exhibit 23



                      ACCOUNTANTS' CONSENT






The Board of Directors
American Cyanamid Company:

We consent to incorporation by reference in (1) Post-Effective Amendment No. 4 to Registration Statement (No. 2-61193) on Form S-8, (2) Post-Effective Amendment No. 2 to Registration Statement (No. 2-76933) on Form S-8, (3) Post-Effective Amendment No. 1 to Registration Statement (No. 2-95992) on Form S-8, (4) Post-Effective Amendment No. 1 to Registration Statement (No. 33-34218) on Form S-8, (5) Registration Statement (No. 33-50242) on Form S-8 and (6) Registration Statement (No. 33-60140) on Form S-8 of American Cyanamid Company of our reports dated February 8, 1994 relating to the consolidated balance sheets of American Cyanamid Company and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, earnings employed in the business and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports appear or are incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of American Cyanamid Company. Our reports refer to the adoption of the provisions of Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1993.


KPMG Peat Marwick
KPMG Peat Marwick
Short Hills, New Jersey
March 29, 1994